Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Nos. 33-28052, 33-56737, 333-52411, 333-49742, 33-66932 and 333-99261) and on Form S-3 (Nos. 33-56735, 333-16785, 333-71028 and 333-88998) of Carlisle Companies Incorporated of our reports dated February 29, 2008, with respect to the consolidated balance sheets of Carlisle Companies Incorporated as of December 31, 2007 and 2006, and the related consolidated statements of earnings and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2007 and the related financial statement schedule, and to the effectiveness of internal control over financial reporting as of December 31, 2007, which reports are included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Charlotte, North Carolina
February 29, 2008